UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

January 21, 2011
Date of Report (Date of earliest event reported)

Commission File Number: 333-153534

Platinum Studios, Inc.
(Exact name of registrant as specified in its charter)

California, United States
(State or other jurisdiction of incorporation or organization)

20-5611551
(I.R.S. Employer ID Number)

2029 S. Westgate Avenue , Los Angeles, California 90025
(Address of principal executive offices) (Zip code)

(310) 807-8100
(Issuer's telephone number)

N/A
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Company's Certifying Accountant

(a) Previous independent accountants

          (i) Effective January 21, 2011, Platinum Studios, Inc. (the "Company"), confirmed with its auditors, HJ Associates & Consultants ( HJ ) that the firm would no longer be representing the Company as its accountants. As of that date, the Company informed HJ that their services would no longer be utilized by the Company.

          (ii) HJ last reported on the Company's financial statements as of December 31, 2009 and 2008. The audit reports of HJ on the Company s financial statements for the fiscal years ending December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph describing for a going concern uncertainty.

          (iii) The change of independent accountants was ratified by the Board of Directors of the Company on January 21, 2011.

          (iv) HJ was original engaged on September 14, 2006. During the period from September 14, 2006 to January 21, 2011, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to HJ s satisfaction, would have caused the auditor to make reference to the subject matter of the disagreement in connection with her report.

          (v) During the period from September 14, 2006 to January 21, 2011, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

          (vi) During the period from September 14, 2006 to January 21, 2011, HJ did advise the Company that the internal controls necessary for the Company to develop reliable financial statements did contain significant deficiencies in proper recording of debt obligations, proper amortization of prepaid expenses and proper recognition of capital lease transactions and material weaknesses in proper valuation of equity transactions, proper accrual of salary and payroll taxes, proper valuation of goodwill, complete recording of equity transactions and complete recognition of subsidiaries with the Company s financial information.

          (vii) During the period from September 14, 2006 to January 21, 2011, HJ did not advise the Company that any information had come to its attention which had led it to no longer be able to rely on management's representation, or that had made HJ unwilling to be associated with the financial statements prepared by management.

          (viii) During the period from September 14, 2006 to January 21, 2011, HJ did not advise the Company that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

          (ix) During the period from September 14, 2006 to January 21, 2011, HJ did not advise the Company that there was any information which the accountant concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

          (x) The Company has requested that HJ furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 21, 2011, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent accountants

     The Company has engaged Weinberg & Company, P.A., Certified Public Accountants ("Weinberg") as its new independent accountants on January 18, 2011. Prior to January 18, 2011, the Company had not consulted with Weinberg regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company by Weinberg concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01. Financial Statement and Exhibits

(c)	The following documents are filed herewith as exhibits:

Exhibit 16.1 - Letter from HJ Associates & Consultants, dated January 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2011

PLATINUM STUDIOS, INC.

/s/ Scott Mitchell Rosenberg
Scott Mitchell Rosenberg
Chief Executive Officer